EXHIBIT 10.10

WAIVER AND AMENDMENT TO TRANSACTION DOCUMENTS

This Waiver and Amendment to Transaction Documents (this “Waiver and Amendment”), dated as of June 1, 2018, is by and among Oncolix, Inc., a Florida corporation (“Oncolix-Florida”), Oncolix, Inc., a Delaware corporation (“Oncolix-Delaware” and collectively with Oncolix-Florida, “Oncolix” or “Company”), and each of the investors set forth in the signature page hereof (the “Purchasers”) under the Transaction Documents (as defined below).

WHEREAS, the Company, the Purchasers and agent for the benefit of the Purchasers entered into a convertible debt financing on August 3, 2017, documented by the following: (i) a securities purchase agreement, dated August 3, 2017 (the “Purchase Agreement”); (ii) 10% senior secured convertible notes of the Company issued in favor of the Purchasers (the “Notes”); (iii) a registration rights agreement, dated August 3, 2017 (the “Registration Rights Agreement”); (iv) a security agreement, dated August 3, 2017 (the “Security Agreement”); (v) an IP security agreement, dated August 3, 2017 (the “IP Security Agreement”); (vi) five-year warrants to purchase Company Common Stock dated August 3, 2017, issued to the Purchasers (“Warrants”); (vii) a lock-up agreement, dated August 3, 2017 (the “Lock-Up Agreement”); (viii) a subsidiary guarantee, dated August 3, 2017(the “Guarantee”); and (ix) the irrevocable transfer agent instructions dated August 3, 2017 made by the Company to the transfer agent (the “Irrevocable Transfer Agent Instructions,” and collectively with the Purchase Agreement, Notes, Registration Rights Agreement, Security Agreement, IP Security Agreement, Warrants, Lock-Up Agreement, and Guarantee, the “Transaction Documents”).

WHEREAS, the Company has acknowledged that certain Events of Default under the Note exist and has requested that the Purchasers agree to waive any and all Events of Default under the Note, events of default under the Transaction Documents, potential claims for damages under the Transaction Documents and make certain amendments to the Transaction Documents as described herein.

WHEREAS, the Company is issuing in May 2018 and June 2018 up to $3 million in 10% senior secured convertible notes convertible into common stock, par value $.0001 per share, of the Company (the “Common Stock”) at a price of $0.03 per share (the “May 2018 Notes”) and/or Common Stock at a price of $0.015 per share, in each case with five-year warrants with at least 100% coverage to purchase Common Stock at an exercise price of $0.036 per share (“May 2018 Financing”), pursuant to transaction documents comprised of a securities purchase agreement, 10% senior secured convertible notes of the Company, a registration rights agreement, a security agreement, an IP security agreement, warrants, a lock-up agreement, a subsidiary guarantee, and irrevocable transfer agent instructions, all dated the Amendment Effective Date (the “May 2018 Transaction Documents”).

WHEREAS, the Company has requested each Purchaser to invest in the May 2018 Notes at an amount of at least the lesser of (1) 25% of the cash amount invested by such party in the Notes or the Exchange Notes (as defined in the Notes) and (2) $100,000 (the “Requested Amount”).

WHEREAS, on the terms and subject to the conditions contained herein, the Purchasers (i) are willing to waive as of the Amendment Effective Date (as defined herein), Events of Default under the Notes, events of default under the Transaction Documents, as well as any potential claims for damages under the Transaction Documents, and (ii) desire to make certain amendments to the Transaction Documents and consent to the transactions set forth in the May 2018 Transaction Documents, as set forth herein;

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NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Defined Terms.

(a) Capitalized terms used but not defined in this Waiver and Amendment shall have the meanings ascribed to such terms in the Transaction Documents.

(b) Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference contained in the Transaction Documents, each reference to “this Agreement” and each other similar reference contained in a particular Transaction Document and each reference contained in this Waiver and Amendment to the Transaction Documents shall on and after the Amendment Effective Date refer to the appropriate Transaction Documents as amended by this Waiver and Amendment. Any notices, requests, certificates and other instruments executed and delivered on or after the Amendment Effective Date may refer to the appropriate Transaction Documents without making specific reference to this Waiver and Amendment but nevertheless all such references shall mean the appropriate Transaction Documents as amended by this Waiver and Amendment unless the context otherwise requires.

2. Waiver and Consent.

(a) Effective as of the Amendment Effective Date, the Purchasers hereby (i) waive each and every Event of Default under the Notes through the Amendment Effective Date (including without limitation the failure to pay the May 1, 2018 Monthly Redemption Amount and the interest payment on the May 1, 2018 Interest Payment Date), (ii) waive each and every other event of default through the Amendment Effective Date under the Transaction Documents (including without limitation, the event of default adjustment to the Exercise Price of the Warrants under Section 3(c) of the Warrants), (iii) waive all liquidated damages due through the Amendment Effective Date under Section 2(e) of the Registration Rights Agreement, (iv) waive each and every other damage claim through the Amendment Effective Date existing under the Transaction Documents, and (v) consent to the entry into the May 2018 Transaction Documents and issuance of the securities pursuant to the May 2018 Financing, waiving each and every restrictive covenant and the attendant rights thereto set forth in the Transaction Documents solely with respect to the issuance of the May 2018 Financing and the entering into of the May 2018 Transaction Documents (including without limitation waiver of (A) the MFN Notice and rights provided under Section 6(e) of the Note, (B) compliance with the covenants contained in Section 7(a) of the Note solely with respect to the issuance of the May 2018 Financing, (C) compliance with Section 7(b) of the Note to increase the authorized shares of Company Common Stock to 8,000,000,000, (D) notice of and the rights provided by Sections 4.11, 4.12, 4.14, 4.15 and 4.16 of the Purchase Agreement solely with respect to the issuance of the May 2018 Financing, (E) adjustment to the Exercise Price of the Warrants below $0.03 solely with respect to the issuance of the May 2018 Financing, and (F) adjustment to the Conversion Price of the Notes below $0.03 solely with respect to the issuance of the May 2018 Financing). It is understood and agreed that no Purchaser shall receive an adjustment in regard to Common Stock issued at $0.015 per share for cash pursuant to the May 2018 Financing or the one-time option for participating Noteholders to exchange Notes for Common Stock at an exchange rate of $0.015 per share (subject to a minimum six-month resale restriction) pursuant to the May 2018 Financing.

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(b) Effective as of the Amendment Effective Date, the Purchasers hereby amend the Transaction Documents to waive and relinquish all rights for the Purchasers who do not invest the Requested Amount to receive from the Company any adjustment in the (i) Conversion Price of the Notes that may result pursuant to Section 5 of the Notes or pursuant to any other provision of the Transaction Documents and (ii) Exercise Price of the Warrants that may result pursuant to Section 3 of the Warrants or pursuant to any other provision of the Transaction Documents. It being understood that no provision hereof or in the Transaction Documents shall entitle any Purchaser not investing the Requested Amount to receive any payments, adjustments or modifications of any kind in respect of interest, damages or otherwise in regard to items waived pursuant hereto.

3. Amendments to the Transaction Documents. In reliance on the representations and warranties set forth in Section 4 below and subject to the satisfaction of the conditions set forth in Section 5 below, the Purchasers and Company hereby agree to the following amendments.

(a) The defined terms “Exempt Issuance” and “Transaction Documents” in the Purchase Agreement are amended and restated in their entirety as follows:

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to purchase shares of Common Stock to employees, officers or directors of the Company, not to exceed (i) (i) 3,000,000 options in the aggregate during fiscal 2018, and (ii) 750,000 options or shares in the aggregate during each fiscal year thereafter, in the case of this clause (a)(ii), pursuant to any stock or option plan duly adopted by the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose, (b) (i) shares of Common Stock issuable upon exercise, conversion or pursuant to the terms of the Securities, as amended by this Waiver and Amendment or (ii) convertible securities, options or warrants issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise, exchange or conversion price of any such securities, (c) shares issued to unaffiliated third parties for legal, financial or other services provided to the Company not to exceed 1,950,000 shares in the aggregate during the 12-month period ending August 3, 2018 and 500,000 shares in the aggregate during any subsequent 12-month period thereafter, (d) any securities issued or initially issued by the Company pursuant to the May 2018 Financing and May 2018 Transaction Documents in one or more closings that occur during May 2018 and/or June 2018, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise, exchange or conversion price of any such securities, (e) securities issued pursuant to acquisitions or strategic transaction, provided that any such issuance shall only be to a person which is, itself or through its subsidiaries, an operating Company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities and (f) up to 100 million shares of Common Stock that may be sold for $0.015 cash or exchanged for the August 2017 Notes at an exchange rate of $0.015 per share in May 2018 and June 2018.

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“Transaction Documents” means this Agreement, the Notes, the Security Agreement, the IP Security Agreement, the Registration Rights Agreement, the Warrants, the Subsidiary Guarantee, the Intercreditor Agreement and the Irrevocable Transfer Agent Instructions and any other documents or agreements executed in connection with the transactions contemplated hereunder.

(b) The following defined terms “Intercreditor Agreement,” “May 2018 Financing” and “May 2018 Transaction Documents” are added as defined terms to the Purchase Agreement as follows:

“Intercreditor Agreement” means the Intercreditor agreement executed by and between the Company, the Purchasers and the agent for the Purchasers, attached hereto as Exhibit A.

“May 2018 Financing” shall mean the issuance to certain investors by the Company in May 2018 and/or June 2018 of up to $3.0 million of securities comprised of 10% senior convertible notes (convertible into Common Stock at a price of $0.03 per share) and/or Common Stock issued at a price of $0.015 per share (whether issued for cash or in exchange for outstanding Notes), including at least 100% warrant coverage at an exercise price of $0.036 per share for both debt and equity security issuances, and documented by a securities purchase agreement, 10% senior secured convertible notes of the Company, a registration rights agreement, a security agreement, an IP security agreement, five-year warrants to purchase Common Stock, a lock-up agreement, a subsidiary guarantee, and the irrevocable transfer agent instructions, all dated the Amendment Effective Date.

“May 2018 Transaction Documents” shall mean the documentation entered into by and between the Company and the investors reflecting the May 2018 Financing.

(c) The second paragraph of each Note held by each Purchaser, being a recital, is amended and restated as follows:

“FOR VALUE RECEIVED, the Company promises to pay to Purchaser or its registered assigns (the “Holder”), the principal sum of [the amount reflected in the Note held by Purchaser, multiplied by 130%] on August 1, 2019 or such earlier date as the Notes are required or permitted to be repaid as provided hereunder (the “Maturity Date”), and to pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Note in accordance with the provisions hereof. This Note is subject to the following additional provisions:”

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Notwithstanding the above, in respect of Purchasers that do not invest the Required Amount, the second paragraph of each Note, being a recital, shall be amended and restated for such Purchasers as follows:

“FOR VALUE RECEIVED, the Company promises to pay to Purchaser or its registered assigns (the “Holder”), the principal sum of [the amount reflected in the Note held by Purchaser] on August 1, 2019 or such earlier date as the Notes are required or permitted to be repaid as provided hereunder (the “Maturity Date”), and to pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Note in accordance with the provisions hereof. This Note is subject to the following additional provisions:”

(d) The definitions “Mandatory Prepayment Amount”, “Monthly Redemption Amount”, “Monthly Redemption Date” and “Optional Redemption Amount” of the Note are hereby amended and restated as follows:

“Mandatory Prepayment Amount” for any Notes shall equal the sum of (i) 135% of the principal amount of Notes to be prepaid, plus all accrued and unpaid interest thereon, and (ii) all other amounts, costs, expenses and liquidated damages due in respect of such Notes.”

“Monthly Redemption Amount” means, as to a Monthly Redemption, 1/5th of the original Principal Amount of this Note, plus accrued but unpaid interest, liquidated damages and any other amounts then owing to the Holder in respect of this Note.”

“Monthly Redemption Date” means the first calendar day of each month, commencing immediately upon April 1, 2019, and terminating upon the full redemption of this Note.”

“Optional Redemption Amount” means the sum of (a) 135% of the then outstanding principal amount of the Note, (b) accrued but unpaid interest and (c) all liquidated damages and other amounts due in respect of the Note.”

(e) Section 2(a) of the Note is hereby amended and restated as follows:

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(a) Payment of Interest in Cash or Kind. The Company shall pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Note at the rate of 10% per annum, payable monthly in arrears commencing April 1, 2019, then monthly thereafter on each Monthly Redemption Date (as to that principal amount then being redeemed), on each Conversion Date (as to that principal amount then being converted), on each Optional Redemption Date (as to that principal amount then being redeemed) and on the Maturity Date (each such date, an “Interest Payment Date”) (if any Interest Payment Date is not a Business Day, then the applicable payment shall be due on the next succeeding Business Day), in cash or, at the Company’s option, in duly authorized, validly issued, fully paid and non-assessable shares of Common Stock at the Interest Conversion Rate (the dollar amount to be paid in shares, the “Interest Share Amount”) or a combination thereof; provided, however, that payment in shares of Common Stock may only occur if (i) all of the Equity Conditions have been met (unless waived by the Holder in writing) during the 10 Trading Days immediately prior to the applicable Interest Payment Date (the “Interest Notice Period”) and through and including the date such shares of Common Stock are actually issued to the Holder, and (ii) the Company shall have given the Holder notice in accordance with the notice requirements set forth below (the “Interest Conversion Shares”).”

(f) Section 4(c) of the Note is hereby amended and restated to reflect a Conversion Price adjustment as follows:

“The conversion price shall be $0.03 (“Conversion Price”).”

Notwithstanding the above, in regard to Purchasers that do not invest the Required Amount, Section 4(c) of the Note shall not be adjusted and shall be amended and restated as follows:

“The conversion price shall be $0.0545 (“Conversion Price”).”

(g) Section 4(e) (ii), (iii), (iv) and (v) of the Note is modified by changing all of the references of three (3) Trading Days to two (2) Trading Days.

(h) Section 6(d) of the Note is hereby amended and restated as follows:

“Upon a Qualified Offering of equity securities in conjunction with an uplisting of the Common Stock onto the New York Stock Exchange or the NASDAQ, subject to the provisions of subsections (x) and (y) of Section 4(b) hereof and such Holder not being required to enter into a lock-up agreement in respect of their shares, all outstanding Notes plus all accrued but unpaid interest thereon shall automatically be converted into Common Stock at a 35% discount to the public offering price. No fractional shares are to be issued upon the conversion of this Note, but rather the number of shares of Common Stock to be issued shall be rounded to the nearest whole number. To the extent that rounding up to the nearest whole number would result in a violation of Section 4(d)(vi), the Company shall pay the applicable converting Holder an amount in cash equal to the fractional share amount multiplied by the Closing Bid Price for the Common Stock on the such date of conversion. Such Automatic Conversions shall be subject to “down round protection” as provided in Section 4.16 of the Purchase Agreement.”

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(i) The percentage in Section 6(f) of the Note is changed to 135%.

(j) Section 8(a)(xxi) of the Note is hereby amended and restated as follows:

“any of the Equity Conditions (other than in subsections (c), (e) for the period ending 45 days after the date hereof, (h) or (k)) shall fail to be met,”

(k) Section 8(a)(xxv) is added as follows:

“An event of default by the Company with respect to the notes issued in the May 2018 Financing.”

(l) Section 2(b) of the Warrant is hereby amended and restated to reflect an Exercise Price adjustment as follows:

“The exercise price per share of the Common Stock under this Warrant shall initially be equal to $0.03, subject to adjustment as described herein (the “Exercise Price”). Additionally, the Warrant Holder will be entitled to receive an increase on a full ratchet basis in the number of shares underlying this Warrant as provided for in Section 3(b) of the Warrant.”

Notwithstanding the above, in regard to Purchasers that do not invest the Required Amount, Section 2(b) of the Warrant will not be adjusted and will be amended and restated as follows:

“The exercise price per share of the Common Stock under this Warrant shall initially be equal to $0.09, subject to adjustment as described herein (the “Exercise Price”).”

(m) The Security Agreement is hereby amended throughout to reflect that the first priority security interest in the Collateral is being shared pari passu with the holders of the Notes issued in the May 2018 Financing; it being understood that this is a modification of, consent to, and/or waiver of any event of default or breach of any covenant, representation, agreement, undertaking and other obligation in the Security Agreement. Additionally, Section 2 of the Security Agreement is hereby amended and restated as follows:

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“Grant of Security Interest in Collateral. As an inducement for the Secured Parties to extend the loans as evidenced by the Notes and to secure the complete and timely payment, performance and discharge in full, as the case may be, of all of the Obligations, each Debtor hereby unconditionally and irrevocably pledges, grants and hypothecates on a first priority basis to the Secured Parties to be shared on a first priority basis, pari passu with the Holders of the August 2017 Notes, a security interest in and to, a lien upon and a right of set-off against all of their respective right, title and interest of whatsoever kind and nature in and to, the Collateral (a “Security Interest” and, collectively, the “Security Interests”). The proceeds received through enforcement of the liens and security interests granted and provided for in this Agreement shall be shared pro rata and on a pari passu basis among the Holders of the Notes and the holders of the notes issued in the May 2018 Financing in accordance with the aggregate amount of principal and interest outstanding under each of the Notes and notes issued in the May 2018 Financing, in accordance with the terms of the Intercreditor Agreement.”

(n) Section 7(c) of the Security Agreement is added as follows:

“Notwithstanding anything to the contrary, the funds held for the benefit of the Secured Parties shall be distributed pursuant to the terms of the Intercreditor Agreement.”

(o) Section 8(d) of the Security Agreement is added as follows:

“Notwithstanding anything to the contrary, the Agent shall distribute any and all proceeds to the Secured Parties in accordance with the terms of the Intercreditor Agreement.”

(p) Section 9 of the Security Agreement is hereby amended and restated as follows:

“Applications of Proceeds. The proceeds of any such sale, lease or other disposition of the Collateral hereunder or from payments made on account of any insurance policy insuring any portion of the Collateral shall be applied first, to the expenses of retaking, holding, storing, processing and preparing for sale, selling, and the like (including, without limitation, any taxes, fees and other costs incurred in connection therewith) of the Collateral, to the reasonable attorneys’ fees and expenses incurred by the Agent in enforcing the Secured Parties’ rights hereunder and in connection with collecting, storing and disposing of the Collateral, and then to satisfaction of the Obligations pro rata among the Secured Parties and holders of the notes issued in the May 2018 Financing (based on the aggregate amount of principal and interest outstanding on the Notes and notes issued in the May 2018 Financing at the time of any such determination pursuant to the Intercreditor Agreement), and to the payment of any other amounts required by applicable law, after which the Secured Parties shall pay to the applicable Debtor any surplus proceeds. If, upon the sale, license or other disposition of the Collateral, the proceeds thereof are insufficient to pay all amounts to which the Secured Parties and holders of the notes issued in the May 2018 Financing are legally entitled, the Debtors will be liable for the deficiency, together with interest thereon, at the rate of 24% per annum or the lesser amount permitted by applicable law (the “Default Rate”), and the reasonable fees of any attorneys employed by the Secured Parties and holders of the notes issued in the May 2018 Financing to collect such deficiency. To the extent permitted by applicable law, each Debtor waives all claims, damages and demands against the Secured Parties arising out of the repossession, removal, retention or sale of the Collateral, unless due solely to the gross negligence or willful misconduct of the Secured Parties as determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction.”

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(q) The IP Security Agreement is hereby amended throughout to reflect that the first priority security interest in the Collateral is being shared pari passu with the holders of the Notes issued in the May 2018 Financing; it being understood that this is a modification of, consent to, and/or waiver of any event of default or breach of any covenant, representation, agreement, undertaking and other obligation in the IP Security Agreement. Additionally, Section 2(iii) is hereby added to the IP Security Agreement as follows:

“iii. any proceeds received through enforcement of the liens and security interests granted and provided for in this Agreement shall be shared pro rata and on a pari passu basis among the Holders of the Notes and holders of the notes issued in the May 2018 Financing in accordance with the aggregate amount of principal and interest then outstanding under each of the Notes and the notes issued in the May 2018 Financing in accordance with the Intercreditor Agreement.”

(r) The Guarantee is hereby amended throughout to reflect that any and all payments hereunder will be paid in accordance with the Intercreditor Agreement; it being understood that this is a modification of, consent to, and/or waiver of any event of default or breach of any covenant, representation, agreement, undertaking and other obligation in the Guarantee. Additionally, Section 2(h) is hereby added to the Guarantee as follows:

“(h) Payments and Obligations Subject to Intercreditor Agreement. Each Guarantor acknowledges and agrees that any and all payments hereunder will be paid in accordance with the Intercreditor Agreement.

(s) Section 4(c) is hereby added to the Guarantee as follows:

“(c) Notwithstanding anything to the contrary, the obligations in the May 2018 Financing are excluded as covenants/obligations pursuant to this Section 4.”

(t) Section 5(d)(v) is hereby added to the Guarantee as follows:

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“(v) Any and all obligations pursuant to this Section 5(d) shall be paid in accordance with the terms of the Intercreditor Agreement.”

(u) Section 2(e) of the Registration Rights Agreement has been deleted in its entirety.

(v) The Intercreditor Agreement attached hereto as Exhibit A is added as a Transaction Document and shall govern the disposition of any proceeds from the Collateral described in the Security Agreement and IP Security Agreement. Execution by each Purchaser of this Waiver and Amendment will serve as a signature page for the Intercreditor Agreement.

4. Representations and Warranties of the Company. Each of the Company and its Subsidiary represents and warrants as of the date hereof and on the Amendment Effective Date to each Purchaser that:

(a) Each of the Company and its Subsidiary (i) has the power and authority, and the legal right, to make, deliver and perform this Waiver and Amendment and (ii) has taken all necessary corporate or other action to authorize the execution, delivery and performance of this Waiver and Amendment;

(b) Each of this Waiver and Amendment (i) has been duly executed and delivered on behalf of the Company and its Subsidiary ,(ii) constitutes a legal, valid and binding obligation of the Company and its Subsidiary to the extent party thereto, enforceable against the Company and its Subsidiary in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law);

(c) After giving effect to this Waiver and Amendment, the Company and its Subsidiary shall be in compliance in all material respects with all terms and provisions set forth in the Transaction Documents; and

(d) After giving effect to this Waiver and Amendment, no Default or Event of Default has occurred and is continuing as of the date hereof on the Amendment Effective Date.

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5. Conditions Precedent. The effectiveness of this Waiver and Amendment is subject to the satisfaction of the following conditions precedent on or before June 1, 2018 (the date of satisfaction of such conditions precedent, the “Amendment Effective Date”).

(a) The Purchasers shall have received this Waiver and Amendment duly executed and delivered by the Company;

(b) The Company shall have received this Waiver and Amendment duly executed and delivered by each Purchaser;

(c) The Company shall have closed the initial closing of the May 2018 Financing in an amount of at least $1.0 million consistent with the terms set forth in the documents delivered to investors.

6. Severability. Any provision of this Waiver and Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

7. Integration. This Waiver and Amendment and the Transaction Documents represent the entire agreement of the Company, its Subsidiary and the Purchasers with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Agent or any Purchaser relative to subject matter hereof not expressly set forth or referred to herein.

8. GOVERNING LAW. THIS WAIVER AND AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS WAIVER AND AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

9. Survival. The representations and warranties contained in Section 4 of this Waiver and Amendment shall survive the execution and delivery of this Waiver and Amendment.

10. Ratification. Except as expressly modified hereby, the Transaction Documents are each hereby ratified and confirmed by the parties hereto and remain in full force and effect in accordance with the respective terms thereof.

11. Headings. The section headings contained in this Waiver and Amendment are inserted for convenience only and will not affect in any way the meaning or interpretation of this Waiver and Amendment.

12. Amendments. This Waiver and Amendment may not be amended or modified except in the manner specified for an amendment of or modification to the Transaction Documents.

13. Expense; Reimbursements. The Company and each Purchaser shall bear their own expenses with respect to this Waiver and Amendment. No Purchaser shall be entitled to any reimbursement from the Company as a result of this Waiver and Amendment other than as set forth herein.

14. Omnibus Signature Page. The signature page of this Waiver and Amendment by the Purchasers shall serve as the signature page by the Purchasers and agent with respect to Intercreditor Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Waiver and Amendment to be duly executed under seal and delivered by their respective duly authorized officers on the date first written above.

ONCOLIX, INC., a Florida corporation

By:
Name:	Michael T. Redman
Title:	Chief Executive Officer

ONCOLIX, INC., a Delaware corporation

By:
Name:	Michael T. Redman
Title:	Chief Executive Officer

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PURCHASERS:

________________________________

James Besser

________________________________

Joseph R. Borda & Marlene Borda, co-Trustees of the Borda Family Trust, 9/7/2016

Cavalry Fund I LP

By: ____________________________

Name: __________________________

Title: ___________________________

Concordia Capital Partners LLC

By: ____________________________

Name: __________________________

Title: ___________________________

________________________________

Sharon T. Ewton

________________________________

Nicole R. Hoagland

Jeb Partners, L.P.

By: ____________________________

Name: __________________________

Title: ___________________________

FirstFire Global Opportunities Fund, LLC

By: ____________________________

Name: __________________________

Title: ___________________________

________________________________

Robin and Leonidas Lemonidas JTWROS

________________________________

Caroline J. Lester

________________________________

Gregory G. Mario

Mario Family Partners LP

By: ____________________________

Name: __________________________

Title: ___________________________

_______________________________

Steven E. Nathanson

Northbridge Financial Inc.

By: ____________________________

Name: __________________________

Title: ___________________________

OEP Opportunities LP

By: ____________________________

Name: __________________________

Title: ___________________________

Pacific Capital Management LLC

By: ____________________________

Name: __________________________

Title: ___________________________

Puritan Partners LLC (as Investor and as Agent)

By: ____________________________

Name: __________________________

Title: ___________________________

_______________________________

Laurence Stewart

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EXHIBIT A

Intercreditor Agreement

This INTERCREDITOR AGREEMENT (the “Agreement”) is executed effective as of May [_], 2018, by and between the holders of $4,190,463 aggregate principal amount of notes originally issued on August 3, 2017, as amended as of the date hereof (“August 2017 Notes”), holders of up to $3.0 million principal amount of notes originally issued on May __, 2018 (“May 2018 Notes” and collectively with the August 2017 Notes, the “Notes” and the holders of such Notes are referred to as the “Noteholders” or “Holders”), Puritan Partners, LLC, agent to the Noteholders (“Agent”), Oncolix, Inc., a Florida corporation (“Oncolix-Florida”) and Oncolix, Inc., a Delaware corporation (“Oncolix-Delaware” and collectively with Oncolix-Florida, the “Company”).

WHEREAS, the August 2017 Notes are secured by a security agreement, IP security agreement and a guaranty from Oncolix-Delaware (the “August 2017 Security Documents”) and the May 2018 Notes are secured by a security agreement, IP security agreement and a guaranty from Oncolix-Delaware (the “May 2018 Security Documents” and collectively with the August 2017 Security Documents, the “Security Documents”) covering certain property owned by the Company (the property and all other collateral covered by the Security Documents shall be hereinafter referred to as the “Collateral”); and

WHEREAS, Noteholders, pursuant to the Security Documents, have each been granted equal and ratable first priority liens and security interests in the Collateral, and Noteholders each desire to enter into an agreement with respect to the administration of the Collateral and the sharing of proceeds from the Collateral.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Equal Liens. Noteholders hereby agree that the liens and security interests in the Collateral granted to them under the Security Agreements are of equal priority.

2. Joint Exercise of Remedies. Holders hereby agree that, notwithstanding any provision of the Notes or the Security Documents to the contrary, no Holder shall be entitled to exercise any remedy under the Security Documents with respect to the Collateral except upon the affirmative approval of Holders holding at least 51% of the aggregate principal balance of the Notes then outstanding so long as such Holders shall include Puritan Partners LLC, as lead investor in the offering (“Majority Holders”). Upon an event of default under any of the Notes or Security Documents, any Holder may request, by written notice to all other Holders, that the Holders consent to and approve the exercise of certain remedies under the Security Documents. Upon obtaining affirmative consent and approval of Majority Holders for the exercise of any remedy under the Security Documents, all Holders consent and agree to the exercise of that remedy on behalf of all Holders. Majority Holders shall cause such remedies to be exercised and shall use reasonable efforts to enforce the lien and security interest granted under the Security Documents and realize on the Collateral. If Majority Holders do not consent to the exercise of any remedy, then all Holders hereby agree to abide by that decision. Notwithstanding the above provision, each Holder shall have the full right to accelerate and attempt to collect amounts due under their respective Notes without exercising any remedy under the Security Documents with respect to the Collateral.

3. Sharing of Proceeds. The proceeds received through enforcement of the liens and security interests granted and provided for in the Security Documents shall be shared among the Holders as follows:

(a)	First, to the payment of any outstanding costs and expenses (including attorneys’ fees) incurred by any of the Holders in enforcing such liens and security interests and in protecting and collecting the proceeds of the Collateral (“Foreclosure Costs”), to the extent such foreclosure costs have not theretofore been reimbursed; and

(b)	Second, to the payment of the unpaid principal and interest balance of the Notes, pro rata in accordance with the then outstanding principal amounts of, and accrued interest on, the Notes then outstanding at the time of any such determination.

4. Removal of Agent. The Agent may be removed at any time by the holders of at least 51% in aggregate principal amount of the Notes then outstanding by filing with the Agent so removed and with the Company written evidence provided of such action in that regard taken by such percentage of the Noteholders; provided, that Puritan Partners may not be removed as Agent unless Puritan shall then hold less than $50,000 in principal amount of Notes; provided, further, that such removal may occur only if each of the other Noteholders shall then hold not less than an aggregate of $500,000 in principal amount of Notes.

5. Resignation of Agent; Appointment of Successor Agent. In case at any time the Agent (a) shall resign or shall be removed or (b) shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Agent or of its property shall be appointed, or any public officer shall take charge or control of the Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then a vacancy shall be deemed to exist in the office of the Agent and a successor Agent may be appointed by the holders of at least 51% in aggregate principal amount of the Notes then outstanding by the filing with the successor Agent, the Company and the retiring Agent of written evidence of the action in that regard taken by such percentage of the Noteholders; provided that unless a successor Agent shall have been appointed by the Noteholders as aforesaid, the Company by instrument executed by order of its Board of Directors may appoint a temporary successor Agent to fill such vacancy.

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If no successor Agent shall have been appointed pursuant to the foregoing provisions of this Section 5 or shall have accepted appointment within three months after a vacancy shall have occurred in the office of Agent, the holder of any Note then outstanding or the retiring Agent may apply to any court of competent jurisdiction to appoint a successor Agent. The court to which a Noteholder applies to have a successor Agent appointed, may appoint a successor Agent as it deems proper.

Any appointment of a successor Agent pursuant to this Section 5 shall become effective upon acceptance of appointment by the successor Agent. Any successor Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor Agent, and also to the Company, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Agent shall become effective and such successor Agent, without any further act, deed or conveyance, shall become fully vested with all the properties, rights, powers, trusts, duties and obligations of its predecessor hereunder, with like effect as if originally named as Agent herein; but the Agent ceasing to act shall nevertheless, on the written request of the Company or of the successor Agent, or of the holders of at least 10% in aggregate principal amount of the Notes then outstanding, execute, acknowledge and deliver such instruments and so such other things as may reasonably be required for more fully and certainly vesting and confirming in such successor Agent all such rights, powers, trusts, duties and obligations of the predecessor Agent, and the Agent ceasing to act shall also, upon like request, pay over, assign and deliver to the successor Agent any money or other property which may then be in its possession as Agent. Should any instrument from the Company be required by the new Agent for more fully and certainly vesting in and confirming to such new Agent such properties, rights, powers, trusts, duties and obligations, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Company.

Upon acceptance of appointment by a successor Agent as provided in this Section 9, the Company shall mail notice by first class mail postage prepaid of the succession of such Agent hereunder to the holders of all Notes at their addresses as they shall appear on the registry books of the Company maintained pursuant to this Agreement. If the Company shall fail to mail such notice within 10 days after acceptance of appointment by the successor Agent, the successor Agent shall cause such notice to be mailed at the expense of the Company.

6. Consents, Approvals. Any consents, approvals, waivers or other decisions to be made by Holders under the Security Documents shall be granted or denied by Majority Holders.

7. Payment of Foreclosure Costs. Each Holder agrees to pay and reimburse the other Holders for any foreclosure costs incurred by such Holder, to the extent cash proceeds from the enforcement of the Security Documents are insufficient to pay such costs.

8. No Third Party Benefit. This Agreement has been entered into by Holders for their sole and exclusive benefit and neither Company nor any other person, firm or corporation (other than Holders) shall be entitled to rely on any of the agreements herein contained or assume that the Notes, the Security Documents and the Collateral shall be administered in accordance with the provisions hereof.

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9. Governing Law. This Agreement shall be governed under and construed under the laws of the State of New York without regard to the conflicts of law principles thereof.

10. Binding Effect. This Agreement shall inure to the benefit of and be binding on the parties hereto and their respective heirs, administrators, personal representatives, successors and assigns.

11. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

12. Omnibus Signature Page. With respect to the holders of the August 2017 Notes, it is hereby agreed that the execution by the holders of the Amendment and Waiver, in the place set forth therein, shall constitute their agreement to be bound by the terms and conditions hereof and the terms and conditions of this Agreement, with the same effect as if each of such separate but related agreements were separately signed.

EXECUTED as of this __ day of May, 2018.

ONCOLIX, INC. (a Florida corporation)

By:
Name:	Michael T. Redman
Title:	Chief Executive Officer

ONCOLIX, INC. (a Delaware corporation)

By:
Name:	Michael T. Redman
Title:	Chief Executive Officer

PURITAN PARTNERS, LLC, as agent

By:
Name:
Title:

HOLDERS OF THE AUGUST 2017 NOTES:

SEE OMNIBUS SIGNATURE PAGE FOR HOLDERS’ SIGNATURES

HOLDERS OF THE MAY 2018 NOTES:

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